Filed pursuant to Rule 424 (b) (3)
                                                    Registration No. 331-116461


                                 313,250 SHARES

                                       OF

                          CHESAPEAKE ENERGY CORPORATION

                  4.125% CUMULATIVE CONVERTIBLE PREFERRED STOCK

                    (LIQUIDATION PREFERENCE $1,000 PER SHARE)

                                       AND

                                  COMMON STOCK,

                           (PAR VALUE $.01 PER SHARE)



                           PROSPECTUS SUPPLEMENT NO. 1
                           ---------------------------
                               DATED JULY 16 2004
                        TO PROSPECTUS DATED JULY 8, 2004





         The selling securityholders table on pages 36 through 38 of the prospectus is amended by this supplement no. 1 to read as follows.

                                                  Number of                 Number of                               Number of
                                                  Shares of                 Shares of                               Shares of
                                                  Preferred     Number of   Preferred    Number of     Number of    Common Stock
                                                    Stock       Shares of   Stock to be  Shares of     Shares of    to be Owned
                                                 Beneficially   Preferred   Owned After  Common Stock  Common Stock    After
                                                 Owned Prior   Stock Being  Completion  Beneficially    Being        Completion
                                                   to the        Offered      of the    Owned Prior to  Offered       of the
  Name                                            Offering       Hereby      Offering     Offering*      Hereby*      Offering
  ----                                           ------------  -----------  ----------- -------------- ------------ ------------
Alexian Brother Medical Center                        350         350              0       21,019         21,019              0
Aloha Airlines Non-Pilots Pension Trust               215         215              0       12,912         12,912              0
Aloha Pilots Retirement Trust                         110         110              0        6,606          6,606              0
Argent  LowLev Convertible Arbitrage Fund LLC         780         780              0       46,843         46,843              0
Argent Classic Convertible Arbitrage Fund
 (Bermuda) Ltd.                                     3,110       3,110              0      186,773        186,773              0
Argent Classic Convertible Arbitrage Fund II, L.P.    100         100              0        6,006          6,006              0
Argent Classic Convertible Arbitrage Fund L.P.        570         570              0       34,232         34,232              0
Argent LowLev Convertible Arbitrage Fund II, L.L.C.   120         120              0        7,207          7,207              0
Argent LowLev Convertible Arbitrage Fund Ltd.       4,215       4,215              0      253,134        253,134              0
AstraZeneca Holdings Pension                          550         550              0       33,031         33,031              0
Arkansas PERS                                       1,825       1,825              0      109,601        109,601              0
Aubrey K. McClendon (1)                            10,000      10,000              0   16,525,412        600,555     15,924,857
Aviator Master Fund, Ltd.                           8,250       8,250              0      495,458        495,458              0
Banc of America Securities LLC                      3,000       3,000              0    1,346,867        180,167      1,166,700
Bancroft Convertible Fund, Inc. (2)                 1,000       1,000              0       84,358         60,056         24,303
Barclays Global Investors Equity Hedge Fund II         78          78              0        4,684          4,684              0
Boilermakers Blacksmith Pension Trust               2,950       2,950              0      177,164        177,164              0
C & H Sugar Company Inc.                              260         260              0       15,614         15,614              0
Chrysler Corporation Master Retirement Trust        5,000       5,000              0      300,278        300,278              0
Class C Trading Ltd.                                  370         370              0       22,221         22,221              0
Convertible Securities Fund (2)                       100         100              0       13,547          6,006          7,541
Credit Suisse First Boston Europe Limited              90          90              0        5,405          5,405              0
Custom Investments PCC, Ltd.                           90          90              0        5,405          5,405              0
Delaware PERS                                       1,050       1,050              0       63,058         63,058              0
Delta Air Lines Master Trust - CV                   1,700       1,700              0      102,094        102,094              0
Delta Airlines Master Trust                           630         630              0       37,835         37,835              0
Delta Pilots Disability & Survivorship Trust - CV     800         800              0       48,044         48,044              0
Duke Endowment                                        650         650              0       39,036         39,036              0
Ellsworth Convertible Growth and
 Income Fund, Inc. (2)                              1,000       1,000              0      120,812         60,056         60,756
F.M. Kirby Foundation, Inc.                         1,400       1,400              0       84,078         84,078              0
FTIF Franklin Income Fund                           5,000       5,000              0      300,278        300,278              0
FTVIPT Franklin Income Securities Fund              5,000       5,000              0      300,278        300,278              0
Goldman Sachs & Co. (2)                             3,000       3,000              0    1,716,018        180,167      1,535,851
Hawaiian Airlines Employees Pension Plan-IAM           65          65              0        3,904          3,904              0
Hawaiian Airlines Pilots Retirement Plan              200         200              0       12,011         12,011              0
Hawaiian Airlines Pilots Retirement Plan
for Salaried Employees                                 10          10              0          601            601              0
HFR CA Global Select Master Trust Account             150         150              0        9,008          9,008              0
ICI American Holdings Trust                           400         400              0       24,022         24,022              0
International Truck & Engine Corporation              700         700              0       42,039         42,039              0
Non-Contributory Retirement Plan Trust
 International Truck & Engine Corporation
 Retiree Health Benefit Trust                         300         300              0       18,017         18,017              0
International Truck & Engine Corporation
 Retirement Plan for Salaried Employees Trust         500         500              0       30,028         30,028              0

JMG Capital Partners, L.P. (2)                      6,187       6,187              0      939,027        371,563        567,463
JMG Triton Offshore Fund, Ltd. (2)                 10,313      10,313              0    1,254,863        619,352        635,510
KBC Convertible MAC28 Ltd                             800         800              0       48,044         48,044              0
KBC Convertible Opportunities Fund                  4,400       4,400              0      264,244        264,244              0
KBC Multi-Strategy Arbitrage Fund (2)               3,400       3,400              0    1,296,475        204,189      1,092,287
Lehman Brothers Inc.                               31,885      31,885              0    1,914,870      1,914,870              0
Lyxor Master Fund                                     740         740              0       44,441         44,441              0
Melody AIM Ltd                                        400         400              0       24,022         24,022              0
Microsoft Corporation                               1,600       1,600              0       96,089         96,089              0
Motion Picture Industry Health Plan -
 Active Member Fund                                   400         400              0       24,022         24,022              0
Motion Picture Industry Health Plan -
 Retiree Member Fund                                  300         300              0       18,017         18,017              0
Nabors Industries, Ltd.                            10,000      10,000              0      600,555        600,555              0
Nations Convertible Securities Fund (2)            10,000      10,000              0    1,659,079        600,555      1,058,524
Nuveen Preferred & Convertible Fund JQC             8,955       8,955              0      537,797        537,797              0
Nuveen Preferred & Convertible Income Fund JPC      6,725       6,725              0      403,873        403,873              0
Oak Hill Contingent Capital Fund Ltd.               2,000       2,000              0      120,111        120,111              0
OCLC Online Computer Library Center                    55          55              0        3,303          3,303              0
OCM Convertible Trust                               3,300       3,300              0      198,183        198,183              0
OCM Global Convertible  Securities Fund               100         100              0        6,006          6,006              0
Oppenheimer Convertible Securities Fund             4,500       4,500              0      270,250        270,250              0
Partner Reinsurance Company of the U.S.             1,000       1,000              0       60,056         60,056              0
Prudential Insurance Co of America                    100         100              0        6,006          6,006              0
Qwest Occupational Health Trust                       300         300              0       18,017         18,017              0
RBC Alternative Assets - Convertible Arbitrage        300         300              0       30,169         18,017         12,152
Relay 3 Asset Holding Co. Limited                      39          39              0        2,342          2,342              0
Scorpion Offshore Investment Fund, Ltd.               337         337              0       20,239         20,239              0
Silver Convertible Arbitrage Fund, LDC                360         360              0       21,620         21,620              0
SP Holdings Ltd.                                       84          84              0        5,045          5,045              0
Standard Global Equity Partners II, L.P.               57          57              0        3,423          3,423              0
Standard Global Equity Partners, L.P.               1,255       1,255              0       75,370         75,370              0
Standard Global Equity Partners, SA, L.P.             598         598              0       35,913         35,913              0
Standard Pacific Capital Offshore Fund, Ltd.        4,803       4,803              0      288,447        288,447              0
Standard Pacific MAC 16 Ltd.                          249         249              0       14,954         14,954              0
State Employees'  Retirement Fund of the
 State of Delaware                                  2,000       2,000              0      120,111        120,111              0
State of Oregon/Equity                              5,515       5,515              0      331,206        331,206              0
State of Oregon/SAIF Corporation                    5,215       5,215              0      313,189        313,189              0
Syngenta AG                                           300         300              0       18,017         18,017              0
The St. Paul Travelers Companies, Inc. -
 Commercial Lines                                   1,100       1,100              0       66,061         66,061              0
The St. Paul Travelers Companies, Inc. -
 Personal Lines                                       700         700              0       42,039         42,039              0
Tom L. Ward (3)                                    10,000      10,000              0   18,067,821        600,555     17,467,266
Univest Multi-Strategy - Convertible Arbitrage        225         225              0       23,233         13,512          9,721
UnumProvident Corporation                             500         500              0       30,028         30,028              0
US Bank FBO Benedictine Health Systems                360         360              0       21,620         21,620              0
Value Line Convertible Fund, Inc.                     250         250              0       15,014         15,014              0
Vanguard Convertible Securities Fund, Inc.         15,200      15,200              0      912,844        912,844              0
WPG Convertible Arbitrage Overseas Master Fund        475         475              0      116,015         28,526         87,489
Xavex Convertible Arbitrage 10 Fund                   220         220              0       13,212         13,212              0
Xavex Convertible Arbitrage 2 Fund                    230         230              0       13,813         13,813              0

* Includes common stock issuable upon conversion of Chesapeake's 4.125% Cumulative Convertible Preferred Stock at a conversion rate of 60.0555 shares of common stock per share of preferred stock.

(1) Mr. McClendon is our Chief Executive Officer. The number of shares of Common Stock indicated to be beneficially owned by him prior to and after completion of the offering includes 3,045,545 shares underlying stock options exercisable within 60 days of the date hereof and 1,848,640 shares underlying convertible securities. The number of shares of Common Stock indicated to be beneficially owned by him after completion of the offering represents approximately 6.4% of the total outstanding shares of common stock as of June 10, 2004.

(2) The number of shares of Common Stock indicated to be beneficially owned after completion of the offering includes shares issuable within 60 days of the date hereof upon conversion of convertible securities.

3) Mr. Ward is our Chief Operating Officer. The number of shares of Common Stock indicated to be beneficially owned by him prior to and after completion of the offering includes 5,570,103 shares underlying stock options exercisable within 60 days of the date hereof and 1,848,640 shares underlying convertible securities. The number of shares of Common Stock indicated to be beneficially owned by him after completion of the offering represents approximately 7.0% of the total outstanding shares of common stock as of June 10, 2004.